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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Equity Investor Fund,
Index Series, S&P 500 MidCap Trust:

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-44844 of our opinion dated March 17, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 23, 1999